Exhibit 99.1

Montage Technology Announces Preliminary Fourth Quarter Revenue Results

Exceeding Guidance;

To Report Fourth Quarter and Full Year 2013 Results on February 20

SHANGHAI, China – January 9, 2014 – Montage Technology Group Limited (Nasdaq: MONT) (“Montage”), a global fabless provider of analog and mixed-signal semiconductor solutions addressing the home entertainment and cloud computing markets, today announced preliminary revenue results for the fourth quarter 2013 of $35.0 to $35.5 million, exceeding its previously announced guidance of $32.0 to $34.0 million. The increased revenue expectations reflect higher sales of its memory interface solutions due to growing demand for its products as well as continued growth of its set-top box products in China and the emerging markets. Set-top box revenue is expected to be up more than 10% sequentially and memory interface revenue up more than 80% sequentially. Gross margin for the fourth quarter of 2013 is expected to be in the range of 62 percent to 63 percent.

Montage plans to release its fourth quarter and full year 2013 financial results on Thursday, February 20, 2014 before the market opens. Following the release, Dr. Howard Yang, Chairman and CEO, Stephen Tai, President, and Mark Voll, Chief Financial Officer, will host a conference call at 8:00 a.m. U.S. Eastern Time, (9:00 p.m. in Shanghai, China) to discuss the Company’s results.

Fourth Quarter 2013 Conference Call and Webcast Information:

•	For parties in the United States, please call 1-855-500-8701, conference code 29883342
•	For parties in China, please call 4001200654, conference code 29883342
•	Other International parties, please call +1-845-675-0438, conference code 29883342

A telephone replay of the conference call will be available approximately two hours after the conference call and will be available for a period of 7 days. To hear the replay, parties in the United States should call 1-855-452-5696 and enter pass code 29883342. International parties should call +1-646-254-3697 and enter the same pass code.

Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investor Relations section of the Company’s website at www.montage-tech.com.

About Montage Technology

Montage Technology is a global fabless provider of analog and mixed-signal semiconductor solutions currently addressing the home entertainment and cloud computing markets. In the home entertainment market, Montage’s technology platform enables the company to design highly integrated end-to-end solutions with customized software for set-top boxes. These solutions optimize signal processing performance under demanding operating conditions typically found in emerging marketing environments. In the cloud computing market, Montage offers high performance, low power memory interface solutions that enable memory intensive server applications. Its technology platform approach allows Montage to provide integrated solutions that meet the expanding needs of customers through continuous innovation, efficient design and rapid product development. For more information regarding Montage please visit the company’s website at www.montage-tech.com.

Forward Looking Statements

This press release contains forward-looking statements regarding our expected revenue results, reasons for those expectations and expected gross margins for the fourth quarter of 2013, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including adjustments that may result from the completion of our audit process. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption “Risk Factors” in our quarterly report on Form 10-Q for the quarter ended September 30, 2013 filed with the SEC on November 12, 2013, which is available on our Investor Relations website at www.montage-tech.com and on the SEC website at www.sec.gov. In addition, please note that any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of the date of this release. We undertake no obligation to update these statements as a result of new information or future events.

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Company Contact:

Montage Technology

Mark Voll, CFO

E: ir@montage-tech.com

Investor Relations Contact:

Shelton Group

Leanne Sievers, EVP

P: 949-224-3874

Matt Kreps, Managing Director

P: 972-239-5119 ext. 125

E: sheltonir@sheltongroup.com